ASSET PURCHASE AGREEMENT


                                     between


                                Seamless P2P, LLC
                     a California limited liability company

                                       and

                           Seamless Peer 2 Peer, Inc.
                              a Nevada corporation.

                          Dated as of January 18, 2005


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                            ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT is entered into effective as of January 18, 2005 (the "Effective Date") between SEAMLESS P2P, LLC, a California limited liability company ("Seller"), and SEAMLESS PEER 2 PEER, INC. a Nevada corporation ("Purchaser").

Certain capitalized terms used in this Agreement are defined in the Assignment Agreement.

RECITALS

A. Seller is engaged in the business of developing and marketing software and related products.

B. Pursuant to the terms and conditions of this Agreement, Seller wishes to sell to Purchaser, and Purchaser desires to purchase from Seller certain assets related to the business of Seller (hereinafter referred to as "Software").

C. Seller and Purchaser are entering into, concurrently with the execution of this Agreement, an Assignment Agreement (the "Assignment Agreement.

AGREEMENT

The  parties to this Agreement, intending to be legally bound, agree as follows:

1.      SALE  OF  ASSETS;  RELATED  TRANSACTIONS.

1.1 PURCHASE AND SALE. Subject to the terms and conditions contained herein, Purchaser agrees to buy and Seller agrees to sell those certain tangible and intangible assets, contracts, rights, and properties, including without limitation the Software and related Intellectual Property Rights (as defined below), all as more particularly described in Exhibit A to this Agreement
                                                     ---------
(collectively,  the  "Assets").

1.2 ASSIGNMENT OF CONTRACTS. To the best of each parties' knowledge, there are no contracts directly related to the Assets (collectively, the "Contracts"). Seller agrees to assign all of its rights in such Contracts, if any, to Purchaser. Seller shall give all such assistance to Purchaser as Purchaser may reasonably request to enable Purchaser to enjoy the benefit of such Contracts. If consents to the transfer or assignment of such Contracts from third parties are required or in Purchaser's reasonable opinion desirable and such consents have not already been obtained, Seller will use its best efforts to obtain such consents prior to the Closing Date.

1.3 COMPLETE TRANSFER. Seller expressly agrees that the sale of the Assets under this Agreement constitutes a complete transfer of all of its rights, title and interest with respect to the Assets and that Seller reserves no rights to market or otherwise transfer the Assets. Seller hereby assigns, waives, and/or sublicenses any and all Moral Rights (as defined below) Seller may have in or with respect to the Assets to the maximum extent permitted under the laws of any relevant jurisdiction worldwide. For purposes of this Section "Moral Rights" means any right to (i) divulge a copyrighted work to the public; (ii) retract a copyrighted work from the public; (iii) claim authorship of a copyrighted work;
(iv) object to any distortion, mutilation or other modification of a copyrighted


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work;  or  (v)  any  and  all  similar  rights,  existing  under  the law of any jurisdiction in the world, or under any treaty. Purchaser shall have no obligation to Seller to support, maintain, offer, or do any other act relating to the Assets and may dispose of the Assets as Purchaser, in its sole discretion, decides.

1.3.1 ASSUMPTION OF LIABILITIES. This Agreement transfers, and Purchaser assumes liability as to a single obligation of Seller: that is the amount of $200,000 owing to CORE WAREHOUSE MANAGEMENT SYSTEMS/STC INC. for technical services rendered in refining, upgrading, and documenting of certain proprietary software. Purchaser expressly disclaims any and all other liabilities, costs, debts, claims and obligations of Seller relating to the Assets or otherwise. Purchaser shall have no obligation with respect to any other obligations of Seller arising prior to the Closing Date.

2.      PAYMENT.

2.1 PURCHASE PRICE. The aggregate purchase price for the Assets shall be approximately One Million Dollars ($1,000,000) and shall be paid as set forth on Exhibit B subject to the successful completion of the closing as set forth in
----------
Section  3.1.

2.1.1 FURTHER CONSIDERATION. As further consideration and payment Seller shall be issued Stock in the Purchaser which will equal 20% ownership in Purchaser; such ownership percentage shall be maintained regardless of future issuance of stock in Purchaser to any other party or parties.

2.2 TAXES. Purchaser shall be responsible for any and all sales or other transaction taxes, duties and other similar charges payable in connection with the sale of the Assets or the transactions and payments contemplated hereby.

3.      CLOSING.

3.1 CLOSING. On the Closing Date, (a) Purchaser shall pay to Seller, the amount in stock as set forth in Exhibit B, and (b) Seller shall deliver the following
                           ---------
to Purchaser: (i) a bill of sale relating to the Assets in a form reasonably acceptable to Purchaser; (ii) a duly executed assignment of the Contracts in a form reasonably acceptable to Purchaser; and (iii) a duly executed Assignment of the Intellectual Property Rights (as defined in Section 4.3.1) included in the Assets in a form reasonably acceptable to Purchaser.

3.2 TRANSFER OF ASSETS. On the Closing Date, Seller shall deliver to Purchaser at Purchaser's premises, or at such other place as the parties to this Agreement may mutually agree, the Assets (including without limitation, all source code thereto and programmers' notes, test scripts, build scripts and any and all other documentation and information necessary and useful to understanding and using the source code for the Assets, which shall be transferred on CD-ROM).


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4.      REPRESENTATIONS  AND  WARRANTIES  OF  SELLER.

Except as disclosed or excepted in the Schedule of Exceptions (the "Schedule"), which shall state the specific subsection of this Section 4 to which each disclosure or exception is made, Seller represents and warrants to Purchaser as set forth in this Section 4.

4.1 ORGANIZATION AND STANDING. Seller is a corporation organized, validly existing and in good standing under the laws of the State of California.

4.2 POWER AND AUTHORIZATION. Seller has all requisite legal power and authority to enter into and perform this Agreement in accordance with its terms. The execution and delivery of this Agreement and the transactions contemplated hereby have been validly and duly authorized by all necessary company action on the part of Seller and no further authorization or approval, whether from the manager or members of the limited liability company, or governmental bodies or otherwise, is necessary to enable Seller to enter into and perform the same; and this Agreement, when executed and delivered, shall constitute the legal and binding obligation of Seller, enforceable against Seller in accordance with its terms.

4.3    TITLE  TO  ASSETS;  INTELLECTUAL  PROPERTY.

4.3.1 GOOD TITLE. Seller has good and marketable title in and to all of the Assets including any patents, patent applications, service marks, trade names, trademarks, trademark applications, copyrights, copyright applications, trade secrets, know-how, data or other proprietary or intellectual property rights included in the Assets (collectively, "Intellectual Property Rights") and such are subject only to an amount owing to ONSYSTEMS Corporation for the purchase of the original source code/system. Seller agrees to clear this debt as soon as sufficient cash is generated incident to this Agreement. Seller does not license any component thereof from a third party. There are no other material agreements or arrangements between Seller and any third party which are reasonably likely to have a material effect upon Seller's title to and other rights respecting the Assets. Seller has the sole right to bring actions for infringement of any Intellectual Property Rights included in the Assets.

4.3.2 EMPLOYEES. The Assets do not include any inventions of any of Seller's officers, employees or consultants made or owned prior to their appointment by Seller. All current or former employees and consultants have assigned in writing all of their rights in the Intellectual Property Rights related to the Assets to Seller. No current or former employee or consultant of Seller owns or has claimed an interest in any Intellectual Property Rights related to the Assets or, to the best of Seller's knowledge, any other Intellectual Property Rights directly or indirectly competitive with those related to the Assets.

4.3.3 PROTECTION OF OWNERSHIP INTEREST. Seller has taken and will take all reasonable security measures to protect the secrecy, confidentiality and value of all Intellectual Property Rights transferred in accordance with this Agreement. Seller has not taken any action or, to its knowledge, failed to take an action that directly or indirectly caused the proprietary information


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contained  in  the  Assets to enter the public domain or in any way affected its value or Purchaser's absolute and unconditional ownership thereof. No source code or object code of any Intellectual Property Rights is subject to escrow and such source code has not been disclosed to any third party other than CORE WAREHOUSE MANAGEMENT SYSTEMS/STC INC., which was under contract to work on and document the source code, and is subject to a signed non-disclosure agreement.

4.3.4 NO LIMITATIONS ON ASSETS. With respect to the transfer of rights in and to the Assets under this Agreement, except as to the Contracts assigned to Purchaser under Section 1.2, Purchaser shall be subject to no limitations, obligations or restrictions with regard to the sale, license, distribution or other transfer or exploitation of the Assets, whether in the form transferred to Purchaser or after modification. All rights to any tangible or intangible property material (including, but not limited to, all Intellectual Property Rights in the Assets) to the Assets and used in Seller's business as presently conducted or currently planned by Purchaser, or as conducted by any predecessor entity to Seller or prior owner of any portion of the Assets, have been validly transferred to Seller free of any adverse claims by any such predecessor entity, or any partner, limited partner, security holder or creditor of any such predecessor entity, and no such property rights remain in any such entity. Seller is under no obligation to pay any other party any royalties or other fixed or contingent amounts based upon the sale, license, distribution or other use or exploitation of the Assets.

4.3.5 NO VIOLATION OF THIRD PARTY RIGHTS. The use of the Assets and the Intellectual Property Rights in the Assets in the conduct of Seller's business have not and do not infringe or conflict with the rights of others under any Intellectual Property Rights in any jurisdiction in the world.

4.3.6 NO INDEMNITY OBLIGATIONS. Seller has not agreed to indemnify any third party for or against any infringement of any Intellectual Property Rights.

4.3.7  REVERSION  OF  TITLE  TO  SELLER  IN EVENT OF DEFAULT.  In the event that
Purchaser fails to comply with all terms of this Agreement in the times and manners specified, title to the assets which are the subject of this agreement shall revert to seller.

4.4 CONFLICTING AGREEMENTS. Neither the execution nor delivery by Seller of this Agreement nor compliance by Seller with the terms and provisions hereof will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the Articles of Organization or Operating Agreement of Seller, any award of any arbitrator or any other agreement, any regulation, law, judgment, order or the like to which Seller is subject or any Contract, or (b) result in the creation of any lien upon all or any of the Assets. Seller is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the transfer of the Assets.

4.5 LITIGATION. No action, suit, proceeding or investigation is pending or threatened against Seller: (a) which questions the validity of this Agreement or


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the  Assignment Agreement or the right of Seller to enter into this Agreement or the Assignment Agreement or seeks to prevent any of the transactions contemplated under this Agreement or the Assignment Agreement, (b) which is reasonably likely to have a material adverse effect on the Assets, (c) which challenges the ownership or use, in any respect, of the Assets, or (d) which challenges the rights of Seller under or the validity of any of the Intellectual Property Rights. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator or other similar ruling outstanding against Seller relating to the Assets or this transaction. No action, suit, proceeding or investigation is pending or threatened by Seller against any third party relating to the Assets.

4.6 GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS. Seller is not in violation of any laws, material governmental orders, rules or regulations, whether federal, state or local, to which Seller or the Assets are subject except for any such violations which are not reasonably likely to have a material adverse effect on Purchaser. Seller has prior to the Closing Date delivered to Purchaser a true and correct list of all licenses, franchises, permits and other governmental authorizations held by Seller that are material in connection with Seller 's business related to the ownership and use of the Assets.

4.7 BULK SALES LAWS. The Bulk Sales laws of no state are applicable to the sale and transfer of the Assets.

4.8 MATERIAL CONTRACTS, COMMITMENTS, AND PRODUCT WARRANTIES. Seller has supplied Purchaser true and correct copies of all of the Contracts. Except for terminated agreements, each of the Contracts is valid, binding and in full force and effect in all material respects and enforceable by Seller, in accordance with its terms. Seller is not in default under any of the Contracts. No party to a Contract has terminated or overtly threatened termination of any contractual arrangement with Seller directly related to the Assets. To the knowledge of Seller, no other party to any of the Contracts is in material default thereunder. Seller has supplied to Purchaser copies of any and all written warranties by Seller granted with respect to the Assets.

4.10 MANUFACTURING AND TECHNOLOGY RIGHTS. Seller has not granted rights to manufacture, publish, produce, assemble, license or sell the Intellectual Property Rights or any of its technology to any other person and is not bound by any agreement which affects Seller's exclusive right to manufacture, publish, produce, assemble, license, distribute or sell the Intellectual Property Rights.

4.11 TAXES. There are no tax liens against the Assets and there is no basis for any such lien.

4.12 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

4.13 FULL DISCLOSURE. This Agreement, the Exhibits and Schedules hereto, the Assignment Agreement, and all other documents delivered by Seller to Purchaser or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact nor, to Seller's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5.  REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER.

Purchaser  represents  and  warrants  to  Seller  as  follows:

5.1 ORGANIZATION AND STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the law of Nevada.

5.2 POWER; AUTHORIZATION. Purchaser has all requisite legal power and authority to enter into and perform this Agreement in accordance with its terms. The execution and delivery of this Agreement and the transactions contemplated hereby have been validly and duly authorized by all necessary corporate action on the part of Purchaser and no further authorization or approval, whether from directors or shareholders of Purchaser or governmental bodies or otherwise, is necessary to enable Purchaser to enter into and perform the same; and this Agreement, when executed and delivered, shall constitute the legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

5.3 CAPITALIZATION. As of [DATE], the authorized capital stock of Purchaser's Parent Corporation consists of (a) [No. of Shares] 14,975,000,000 shares of
                                                        --------------
Common  Stock,  $0.001  par value, of which [No. of Shares] 6,635,074,192 shares
                                                            -------------
are  issued  and  outstanding  and  (b)  [No.  of  Shares]  10,000,000 shares of
                                                            ----------
Preferred "A" Stock, $0.001 par value of which [No. of Shares] 761,256 Preferred
                                                               -------
"A"  shares  are  issued and outstanding. ) [No. of Shares] 10,000,000 shares of
                                                            ----------
Preferred "B" Stock, $0.001 par value of which [No. of Shares] "0" Preferred "B"
                                                               ---
shares  are  issued  and  outstanding.  )  [No.  of  Shares] 5,000,000 shares of
                                                             ---------
Preferred "C" Stock, $0.001 par value of which [No. of Shares] 700,000 Preferred
                                                               -------
"C"  shares  are  issued  and  outstanding.

5.4 SHARES VALIDLY ISSUED. When issued in compliance with the provisions of this Agreement, the Shares (as defined in Exhibit B) will be validly issued, fully
                                        ---------
paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares (as defined in Exhibit B) may be subject to
                                               ----------
restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

5.5 CONFLICTING AGREEMENTS. Neither the execution nor delivery by Purchaser of this Agreement nor compliance by Purchaser with the terms and provisions hereof will conflict with, or result in a breach of (a) the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the bylaws or articles of incorporation of Purchaser or any agreement to which Purchaser is a party, which would prevent any of the transactions contemplated under this Agreement or the Assignment Agreement, or (b) any regulation, law, judgment, order or the like to which Purchaser is subject, the default or violation of which would prevent any of the transactions contemplated under this Agreement or the Assignment Agreement.

5.6 LITIGATION. No action, suit, proceeding or investigation is pending or threatened against Purchaser which questions the validity of this Agreement or the Assignment Agreement or the right of Purchaser to enter into this Agreement or the Assignment Agreement or seeks to prevent any of the transactions contemplated under this Agreement or the Assignment Agreement.

5.7 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.

5.8 FINANCIAL STATEMENTS. Purchaser has delivered to Seller consolidated financial statements of Purchaser's Parent Corporation, which include the financial statements of Purchaser (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of Purchaser as of September 30, 2004; provided, however, that the unaudited financial statements are subject to normal recurring year end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

6. CLOSING CONDITIONS OF SELLER. Seller's obligations to sell the Assets are subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth in this Section 6. Purchaser acknowledges and agrees that Seller shall not owe Purchaser any amount for a failure of the closing to occur as a result of a closing condition.

6.1 MATERIAL ADVERSE CHANGE. Seller shall be satisfied in its sole discretion that the representations and warranties made by Purchaser in Section 5 above are true and correct as of the Closing Date.

6.2 CONSENTS, APPROVALS AND WAIVERS. Seller shall have obtained, in a manner satisfactory to Purchaser and its counsel, any and all approvals, consents, permits and waivers and made all filings necessary or appropriate for the sale and transfer of the Assets under this Agreement.

6.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by Seller on or prior to the Closing Date shall have been performed or complied with in all respects.

6.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Seller and its counsel, and Seller and its counsel shall have received all such counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

6.5 EMPLOYMENT AGREEMENTS. Seller's employees to whom Purchaser has offered employment prior to Closing shall have entered into employment agreement(s) substantially in the form attached hereto as Exhibit C (each an "Employment
                                                  ---------
Agreement").

6.6 ASSIGNMENT AGREEMENT. The Assignment Agreement shall have been executed and delivered by the parties thereto.

7. CLOSING CONDITIONS OF PURCHASER. Purchaser's obligations to purchase the Assets are subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth in this Section 7.

7.1 SATISFACTORY DUE DILIGENCE; MATERIAL ADVERSE CHANGE. Purchaser shall be satisfied in its sole discretion (a) that the representations and warranties made by Seller in Section 4 above are true and correct as of the Closing Date,
(b) that any matters included in the Schedule which Purchaser deems to be unacceptable and which have been specified in writing to Seller have been remedied to Purchaser's satisfaction, and (c) with the results of its business, technical, legal and financial review of the books, records, agreements and other legal documents and business organization of Seller.

7.2 CONSENTS, APPROVALS AND WAIVERS. Purchaser shall have obtained, in a manner satisfactory to Seller and its counsel, any and all approvals, consents, permits and waivers and made all filings necessary or appropriate for the sale and transfer of the Assets under this Agreement.

7.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date shall have been performed or complied with in all respects.

 7.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Purchaser and its counsel, and Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

7.5 OFFERS OF EMPLOYMENT. Purchaser and Seller's employees to whom Purchaser has offered employment prior to Closing shall have executed Employment Agreements.

7.6 ASSIGNMENT AGREEMENT. The Assignment Agreement shall have been executed and delivered by the parties thereto.

7.7 ESCROW AGREEMENT. The escrow agreement among Purchaser and members of Seller, Luke Rippy (as the member representative), and Marc R. Tow & Associates, as the escrow agent (the "Escrow Agreement") shall have been executed and delivered by the parties thereto.

8.      INDEMNIFICATION.

 8.1 SELLER'S INDEMNITY. Seller and its successors (collectively, the "Sellers") agree to indemnify Purchaser, its affiliates, its subsidiaries, or its successors (collectively the "Purchasers") and hold them harmless from and against any and all liabilities, losses, damages, costs or expenses (including without limitation reasonable legal and expert witnesses' fees and expenses) incurred by the Purchasers, directly or indirectly, to the extent that such liabilities, losses, damages, costs or expenses ("Damages") are occasioned by, caused by or arise out of:

8.1.1 Any breach of any of the representations or warranties or failure to perform any of the covenants made by the Sellers in this Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to this Agreement; or

8.1.2 Any debts, claims, liabilities, or obligations of the Sellers not expressly assumed by Purchaser pursuant to this Agreement; or

8.1.3 Any breach of any of the representations or warranties or failure to perform any of the covenants made by the Sellers in the Assignment Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to the Assignment Agreement.

8.2 PURCHASER'S INDEMNITY. Purchaser agrees to indemnify Seller and hold them harmless from and against any and all liabilities, losses, damages, costs or expenses (including without limitation reasonable legal and expert witnesses' fees and expenses) incurred by the Sellers to the extent that such Damages are occasioned by, caused by or arise out of:

8.2.1 any breach of any of the representations or warranties or failure to perform any of the covenants made by Purchasers in this Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to this Agreement; or

8.2.2 Any breach of any of the representations or warranties or failure to perform any of the covenants made by the Purchasers in the Assignment Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to the Assignment Agreement.

8.3 INDEMNIFICATION CLAIMS. If either party hereto (the "Claimant") wishes to assert an indemnification claim against the other party hereto, the Claimant shall deliver to the other party a written notice setting forth:

8.3.1 the specific representation and warranty alleged to have been breached by such other party;

8.3.2 a detailed description of the facts and circumstances giving rise to the alleged breach of such representation and warranty; and

8.3.3 a detailed description of, and a reasonable estimate of the total amount of, the Damages actually incurred or expected to be incurred by the Claimant as a direct result of such alleged breach.

A copy of any notice delivered to the Sellers shall be delivered by the Purchasers to the Escrow Agent and the Member Representative, each as defined in the Escrow Agreement.

8.4 DEFENSE OF THIRD PARTY ACTIONS. If either party hereto (the "Indemnified Party") receives notice or otherwise obtains knowledge of the commencement or threat of any claim, demand, dispute, action, suit, examination, audit, proceeding, investigation, inquiry or other similar matter that may give rise to an indemnification claim against the other party hereto (the "Indemnifying Party"), then the Indemnitee shall promptly deliver to the Indemnified Party a written notice describing such complaint or the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim or the opportunity to defend or participate in the defense of said claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within 20 days thereafter to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 20 day period, then such Indemnified Party may employ counsel, reasonably acceptable to the Indemnifying Party, to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use all commercially reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action, the defense of which they are maintaining, and to cooperate in good faith with each other with respect to the defense of any such action. No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not settle any claim or assertion, unless the Indemnified Party consents in writing to such settlement, which consent shall not be unreasonably withheld.

8.5 EXPIRATION OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect on the first anniversary of the Closing Date, and all liability of Purchaser and Seller with respect to such representations and warranties shall thereupon be extinguished; provided, however, that if, prior to such first anniversary, Claimant delivers a written notice to the other party hereto or to the Escrow Agent, then the specific indemnification claim set forth in such notice shall survive such first anniversary (and shall not be extinguished thereby) until the settlement of such specific claim.

8.6 THRESHOLD. Neither the Seller nor the Purchaser shall be required to make any indemnification payment pursuant to Section 8.1 or 8.2, respectively, until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by an Indemnified Party, or to which an Indemnified Party has or otherwise becomes subject to, exceeds $50,000 in the aggregate. At such time as the total amount of such Damages exceeds $50,000 in the aggregate, the Indemnified Party shall be entitled to be indemnified against the full amount of such Damages (and not merely the portion of such Damages exceeding $50,000).

9.      POST-CLOSING  COVENANTS.

9.1 FURTHER ASSURANCES. Seller shall not voluntarily undertake any course of action which interferes in any way with the rights obtained by hereunder or is otherwise inconsistent with the satisfaction of its obligations or agreements set forth in this Agreement. Seller hereby agrees not to contest Purchaser's ownership of the Intellectual Property Rights or Purchaser's title to the Assets. Seller shall execute, acknowledge and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer, consistent with the terms of this Agreement, which are reasonably requested and prepared by Purchaser or its counsel and shall take any other action, consistent with the terms of this Agreement, that may be reasonably requested and prepared by Purchaser or its counsel for the purpose of assigning, transferring, granting, conveying, and confirming to Purchaser or reducing to its possession, any or all of the Assets or the liabilities. Purchaser shall be solely responsible for all out-of-pocket costs related to such requests.

9.2 CONFIDENTIALITY. From and after the Closing Date, to the maximum extent permitted by applicable law, all technical, marketing and other information directly relating to the Assets and Intellectual Property Rights thereto shall at all times be and remain the sole and exclusive property of Purchaser. At all times after the Closing Date, Seller shall retain in strictest confidence, and shall not disclose to third parties or use for its benefit or for the benefit of any third party, all information assigned under this Agreement or disclosed by Purchaser or in any other way relating to the Assets. Seller understands and agrees that Purchaser's remedies at law for a breach by Seller of its obligations under this Section will be inadequate and that Purchaser shall, in the event of any such breach, be entitled to equitable relief (including without limitation injunctive relief and specific performance) in addition to all other remedies provided under this Agreement or available to Purchaser at law.

10.     MISCELLANEOUS.

10.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Nevada applicable to contracts between Nevada residents entered into and to be performed entirely within the State of Nevada. Any action or proceeding brought by either party against the other arising out of or related to this Agreement shall be brought exclusively in a state or federal court in Clark County, Nevada.

10.2 REGISTRATION OF STOCK. Seller understands that the shares represented by this
Agreements have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws, including but not limited to the state of California.

10.3 WAIVERS; CUMULATIVE REMEDIES. Any waiver, consent or the like must be in writing. Any waiver by either party of any breach of this Agreement by the other party shall not constitute a waiver of any other or subsequent breach of this Agreement. All remedies, either under this Agreement or by law or otherwise, afforded to the parties hereunder shall be cumulative and not alternative.

10.4 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be effective upon receipt by facsimile with a confirming copy sent by first-class mail, postage prepaid, or five (5) days after deposit in the U.S. postal system by certified or registered mail, return receipt requested, postage prepaid to the addresses first set forth below such other address as a party may designate for itself by providing notice hereunder:

If  to  Seller:                              If  to  Purchaser:
---------------                              ------------------
Lucanus  H.  Rippy
680  Newport  Center  Drive,  Suite  100
Newport  Beach,  California  92660

With  copies  to:                            With  copies  to:
-----------------                            -----------------
Jack  W.  Rippy  c/o  Kester  &  Quinlan     Marc  R.  Tow  &  Associates
680  Newport  Center  Drive,  Suite  100     3920  Birch  Street,  Suite  102
Newport  Beach,  California  92660           Newport  Beach,  California  92660

10.5 AUDIT. Each party shall provide the other with notice of an audit by any tax authority of such party's books and records which is reasonably likely to relate to the Assets or the sale of the Assets in this transaction.

10.6 ATTORNEYS' FEES. In any action brought to construe or enforce this Agreement, the prevailing party shall receive in addition to any other remedy to which it may be entitled, compensation for all costs incurred in pursuing such action, including, but not limited to, reasonable attorneys' and expert witnesses' fees and costs.

10.7 EXPENSES. Each party shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transaction contemplated hereby.

10.8 SEVERABILITY. In case any provision of this Agreement is held to be invalid or unenforceable, such provision shall be deemed amended to the extent required to make it valid and enforceable and such amended provision and the remaining provisions of this Agreement will remain in full force and effect.

10.9 TITLE AND HEADINGS. The titles and headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.10 SUCCESSOR AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

10.11 RIGHTS OF THIRD PARTIES. Nothing contained in this Agreement, express or implied, shall be deemed to confer any rights or remedies upon, or obligate any of the parties hereto, to any person or entity.

10.12 PUBLICITY. The terms of this Agreement shall be considered confidential information of Seller and Purchaser. Both parties agree that the specific provisions hereof shall not be revealed or disclosed by it without the prior written consent of the other except to the extent such disclosure is required by applicable law or regulation.

10.13 OTHER TERMS. Seller shall cause to have white paper issued within 60 days of the signing of this agreement with regard to the Sellers "software product" that is to have a patent application filed and is being acquired by Purchaser.

10.14 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Exhibits hereto and the other documents delivered pursuant hereto constitute the full, exclusive, complete and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes and revokes all other previous discussions, understanding and agreements, whether oral or written, between the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the affected party.


The parties to this Agreement have caused this Agreement to be executed and delivered as of [DATE] January 18, 2005.

SELLER                           PURCHASER
------                           ---------
Seamless  P2P,  LLC              Seamless  Peer  2  Peer,  Inc.

By:  /s/  Lucanos  H.  Rippy     By:  /s/Albert  Reda
----------------------------     --------------------
Print Name: Lucanos H. Rippy     Print Name: Albert Reda
Its: General Partner, President  Its:  Executive  Vice-President

EXHIBIT  A:  ASSETS

The  following  assets  are  the  subject  of  this  Purchase  Agreement:

All the assets of Seller which includes but is not limited to the following, all Software programs developed by and for others, all encryption codes, patents, pending patents, customer list, order, pending orders, programmers and developer's contracts and any other asset of the Seller.

(See  attached  list)

EXHIBIT  B:  PAYMENT  TERMS
---------------------------

On  the  Closing  Date,  Purchaser  shall  deliver  to  Seller  the  following:

In exchange for all the assets of Seller, Purchaser will deliver the equivalent of Seven Hundred Thousand ($700,000) of "AWBI" Preferred Stock, Class A (1), and Three Hundred Thousand Dollars ($300,000) worth of "AWBI" Common Stock (2).

The Purchase Price for the assets of Seller which has been agreed upon at $1,000,000.00 worth of preferred and common stock from AWBI may be adjusted to either: The Minimum evaluation price of AWBI Preferred and Common Stock would be no less than $800,000 worth of Stock or the Maximum evaluation price would be no more than $1,200,000 of AWBI Preferred and Common Stock. The adjustment if it were to occur would be within the first 90 days after the close of the sale of assets. The agreed upon price will based upon the Business Appraisal, which will be completed by an "Accredited Business Appraiser" whose appraisals are in accordance with GAAP and approved by AWBI's Company Auditor.


------------------------
(1) Term of Preferred Stock if Applicable; The Preferred Stock will be convertible into Common stock at stated intervals after the date of issuance. The number of common share that are required to convert into the dollar value of the Preferred Stock will be based upon a ten day closing average of the price per share of that of the common stock traded. The ten trading day average will be the ten trading days just prior to conversion of the stock.

(2) Buyer understands that the "AWBI" Common Stock evaluation is based upon per closing price and that the value of the "AWBI" Common Stock will fluctuate according to Market Price after close; and that the Preferred Stock will be exchanged for Common Stock at stated intervals after issuance It is agreed that Seller may sell up to $50,000 worth of the AWBI Common Stock within the first 30 days after close, and up to an additional $450,000 worth of AWBI Common Stock which the Seller can begin to sell after 180th day after close. The Seller understands that they can only sell a maximum of $50,000 worth of stock per month until the $450,000 is received by the Seller. The Seller further understands that the seller will only be able to sell the balance of the purchase price, which is $500,000, after one year from the date of the closing and or the company becomes profitable according to GAAP, which ever is greater. The Seller further understands that they will only be able to sell a maximum of $50,000 worth of stock per month until the $500,000 is received by the Seller.

EXHIBIT  C:FORM  OF  EMPLOYMENT  AGREEMENT
------------------------------------------

(See  attached)